UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

December 10, 2007

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER              0-13200

RHODE ISLAND	05-0318215

(STATE OR OTHER JURISDICTION OF	(IRS EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)	NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On December 10, 2007, Astro-Med, Inc. (the “Registrant”) committed to close its sales and service offices located in Italy and the Netherlands as part of a consolidation of these operations with other offices of the Registrant. During the fourth quarter of fiscal 2008 the Registrant expects to record restructuring charges in the amount of $500,000 to $600,000 as a result of this action.

ITEM 5.03.	AMENDMENT TO BYLAWS

On December 11, 2007, the Board of Directors of the Registrant approved amendments to certain provisions of the Registrant’s Bylaws to allow for the issuance and transfer of uncertificated shares of stock. These amendments were approved in connection with NASDAQ’s Direct Registration Program which requires that all companies listed with NASDAQ permit an investor's ownership to be recorded and maintained on the books of an issuer or the transfer agent without the issuance of a physical stock certificate.

These amendments became effective on December 11, 2007.

ITEM 9.01. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: December 11 2007	ASTRO-MED, INC.

By:	/s/	Joseph P. O’Connell
______________________________
Joseph P. O’Connell
Vice President, Treasurer and
Chief Financial Officer